Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen AMT-Free Quality Municipal Income Fund:

We consent to the use of our report dated December 27, 2017, with respect to the financial statements and financial highlights of Nuveen AMT-Free Quality Municipal Income Fund, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Prospectus Supplements filed on Form N-2.

/s/ KPMG LLP

Chicago, Illinois

July 11, 2018